Exhibit 99.1 - Form 4 Joint Filer Information
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   Name:  CRT Capital Group LLC

   Address:  262 Harbor Drive, Stamford, CT 06902

   Designated Filer:  CRT Capital Holdings LLC

   Issuer & Ticker Symbol:  MRU Holdings, Inc. ("UNCL")

   Date of Event Requiring Statement:  March 8, 2007


   Name:  Harbor Drive Special Situations Master Fund, Ltd.

   Address:  262 Harbor Drive, Stamford CT 06902

   Designated Filer:  CRT Capital Holdings LLC

   Issuer & Ticker Symbol:  MRU Holdings, Inc. ("UNCL")

   Date of Event Requiring Statement:  March 8, 2007


   Name:  Harbor Drive Asset Management LLC

   Address:  262 Harbor Drive, Stamford, CT 06902

   Designated Filer:  CRT Capital Holdings LLC

   Issuer & Ticker Symbol:  MRU Holdings, Inc. ("UNCL")

   Date of Event Requiring Statement:  March 8, 2007


   Name:  C. Michael Vaughn

   Address:  262 Harbor Drive, Stamford CT 06902

   Designated Filer:  CRT Capital Holdings LLC

   Issuer & Ticker Symbol:  MRU Holdings, Inc. ("UNCL")

   Date of Event Requiring Statement:  March 8, 2007


   Name:  J. Christopher Young

   Address:  262 Harbor Drive, Stamford CT 06902

   Designated Filer:  CRT Capital Holdings LLC

   Issuer & Ticker Symbol:  MRU Holdings, Inc. ("UNCL")

   Date of Event Requiring Statement:  March 8, 2007